Exhibit T3A.3

ARTICLES OF INCORPORATION

OF

8250 INTERNATIONAL DRIVE CORPORATION

_____

The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is 8250 International Drive Corporation.

SECOND: The address, wherever located, of the principal office of the corporation, if known, is 100 Charles Park Road, West Roxbury, Massachusetts 02132.

THIRD: The mailing address, wherever located, of the corporation is 100 Charles Park Road, West Roxbury, Massachusetts 02132.

FOURTH: The number of shares which the corporation is authorized to issue is 100, all of which are of no par value and Common shares.  No preemptive rights are to be granted to shareholders.

FIFTH: The street address of the initial registered office of the corporation in the State of Florida is c/o The Prentice-Hall Corporation System, Inc., 110 North Magnolia Street, Tallahassee, Florida 32301.

The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.

The written acceptance of the said initial registered agent, as required in Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

SIXTH: The name and the address of the incorporator is:

NAME                                                                           ADDRESS

Samantha A.  Suvak                                                                           84 State Street

Boston, MA 02109

Signed on June 23, 1993.

/s/ Samantha A. Suvak
Samantha A.  Suvak, Incorporator

Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity.  I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

By:    /s/ Robert Porcelli
Robert Porcelli, Assistant Secretary

Date:  June 23, 1993

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